UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:
(Date of earliest event reported)
November 6, 2009

FROZEN FOOD EXPRESS INDUSTRIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Texas (State or Other Jurisdiction of Incorporation)	1-10006 (Commission File Number)	75-1301831 (IRS Employer Identification No.)
1145 Empire Central Place Dallas, Texas 75247-4309 (Address of Principal Executive Offices)		(214) 630-8090 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported on October 16, 2009, Frozen Food Express Industries, Inc. (the “Company”) was notified by Ronald J. Knutson of his resignation as Senior Vice President, Chief Financial Officer, effective November 6, 2009, to pursue an opportunity located near Chicago, Illinois.  The Company also announced at that time its intention to appoint John R. McManama as the Company’s Vice President, and Interim Chief Financial Officer and Treasurer also effective November 6, 2009.

Effective November 6, 2009, the Company appointed John R. McManama, age 57, as the Company’s Vice President, and Interim Chief Financial Officer and Treasurer.  Mr. McManama will also be appointed the Company’s Principal Financial and Accounting Officer.

Mr. McManama is a certified public accountant and most recently served as Vice President of Finance for FFE Transportation Services, Inc., a principal subsidiary of the Company.  Mr. McManama has over 20 years of senior level financial experience in the transportation industry.
The Company has agreed to pay Mr. McManama an annual base salary of $190,000 and is subject to annual increases as set from time to time by the Compensation Committee of the Company’s Board of Directors. Mr. McManama will participate in the FFE Transportation Services, Inc. 2005 Executive Incentive Bonus and Restricted Stock Plan (“Executive Plan”).  Under the Executive Plan, Mr. McManama will be eligible for an annual cash bonus up to 100% of his base salary and shares of restricted stock of the Company up to 50% of the value of the cash bonus which vest in equal amounts over a period of three years.  Mr. McManama is also eligible to participate in the FFE Transportation Services, Inc. Incentive Bonus Plan with a maximum payout of 3 weeks of his base salary.

Mr. McManama will receive a car allowance of $6,000 per year and is eligible for a holiday bonus equivalent to one week of the base salary.  Mr. McManama will participate in the Company’s broad-based programs including health, disability and life insurance programs, the Frozen Food Express Industries, Inc. 401(k) Savings Plan, the Frozen Food Express Industries, Inc. 2005 Stock Incentive Plan and the FFE Transportation Services, Inc. 401(k) Wrap Plan.  He will also participate in the Key Employee Supplemental Medical Plan.

On February 25, 2009, the Company awarded Mr. McManama 5,000 shares of restricted stock of the Company’s common stock which vests in equal amounts over a period of five years.

  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
FROZEN FOOD EXPRESS INDUSTRIES, INC.
Dated: November 9, 2009	By:	/s/ Stoney M. Stubbs
Stoney M. Stubbs President and Chief Executive Officer (Principal Executive Officer)